Exhibit 99.1

PharMerica Announces Expansion of Existing Credit Facility,
Increasing Borrowing Capacity by $150 Million

LOUISVILLE, Ky. – Dec. 15, 2016 – PharMerica Corporation (”PharMerica” or the “Company”) (NYSE: PMC), a national provider of institutional pharmacy, specialty infusion and hospital pharmacy management services, today announced that it has successfully amended its existing credit agreement with Bank of America, N.A., as administrative agent, to increase the Company’s borrowing capacity by approximately $150 million.

Under the terms of the amended credit agreement, the revolving facility increased by $60 million and the term loan facility increased by approximately $90 million. The amended credit agreement also increased the accordion feature, which now provides PharMerica with an incremental basket of up to $200 million. Indebtedness under the credit agreement continues to mature on September 17, 2019.

“This expansion of our borrowing capacity will give PharMerica the financial flexibility to drive further business diversification and value-enhancing growth in 2017,” said Greg Weishar, PharMerica Corporation’s Chief Executive Officer. “We appreciate the strong support of our lenders and their continued confidence in PharMerica.”

About PharMerica

PharMerica Corporation is a leading provider of diversified pharmacy services. PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 95 institutional pharmacies, 17 specialty home infusion pharmacies and 4 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our view regarding ongoing litigation and the potential impact of that litigation on our consolidated financial position, results of operations and liquidity. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements include, among other matters, the impact of the amendments to the credit agreement on the Company’s financial flexibility to drive further business diversification and to support value-enhancing growth in 2017. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to achieve additional business diversification and achieve value-enhancing growth in 2017, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Further, references made to historical litigation outcomes are not predictive or guarantees of future litigation or court outcomes, which could differ materially from the information included in this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

Contact

PharMerica
Greg S. Weishar, 502-627-7950
Chief Executive Officer